UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2018

Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612
(Address of principal executive offices, including zip code)

(510) 451-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of May 21, 2018, and following the approval by the Company's stockholders as noted below, Pandora Media, Inc. (the "Company") amended its Amended and Restated Certificate of Incorporation (the "Charter Amendment") to remove certain foreign ownership restrictions on its stock. The Charter Amendment is described in more detail in the Company’s definitive proxy statement for its 2018 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 10, 2018 (the "2018 Proxy Statement").

Also effective as of May 21, 2018, the Board of Directors of the Company approved an amendment to the Company’s Amended and Restated Bylaws (the "Bylaws"), to delete the last sentence of each of sections 3.01 and 4.01 of the Bylaws. The deleted sentences required directors and officers of the Company to comply with all applicable requirements of the Communications Act of 1934, as amended, and the rules and policies of the Federal Communications Commission.

The foregoing descriptions and the summaries contained in the 2018 Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Charter Amendment, which is attached hereto as Exhibit 3.01, and to the full text of the as-amended Amended and Restated Bylaws, which is attached hereto as Exhibit 3.02.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2018 annual meeting of stockholders (the “Annual Meeting”) of the Company was held on on May 21, 2018. There were 280,664,892 votes cast in person or by proxy at the Annual Meeting, which represented 92.80% of the voting power of the shares of common stock and preferred stock (voting together as a single class) entitled to vote at the Annual Meeting and which constituted a quorum for the transaction of business.

At the Annual Meeting, stockholders voted on the following proposals, each of which is described in detail in the 2018 Proxy Statement, and cast their votes as described below.

Proposal 1:	Election of the three Class I director nominees listed below to serve until the 2021 annual meeting of stockholders or until their respective successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes
Class I (term to expire 2021)
Roger Faxon	219,861,055	2,994,369	57,989,468
Timothy Leiweke	219,661,073	3,014,351	57,989,468
Mickie Rosen	219,623,707	3,051,717	57,989,468

Proposal 2:	Advisory vote to approve the compensation of our named executive officers:

For	Against	Abstain	Broker Non-Votes
158,552,961	61,828,558	2,293,905	57,989,468

Proposal 3:	Advisory vote on the frequency of future stockholder advisory votes to approve the compensation of our named executive officers:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
104,215,534	810,493	117,353,766	295,631	57,989,468

Proposal 4:	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2018:

For	Against	Abstain
279,130,802	1,084,789	449,301

Proposal 5:	Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to remove certain foreign ownership restrictions on our stock:

For	Against	Abstain	Broker Non-Votes
221,991,121	420,662	263,641	57,989,468

Item 8.01 Other Events.

On May 23, 2018, the California Department of Business Oversight issued a permit approving the sale and issuance of securities to be issued by the Company in connection with its previously announced acquisition of AdsWizz Inc. The transaction is expected to be completed in the near term, subject to the approval of the stockholder of AdsWizz Inc. and the satisfaction of other customary closing conditions. At closing, we expect to pay approximately $67,500,000 in cash, subject to customary cash and working capital adjustments, and approximately $72,500,000 in stock based on the dollar-volume-weighted average trading price for the Common Stock for 10 trading days prior to the closing. An additional $5,000,000 in cash consideration is payable upon achievement of certain milestone provisions in connection with the acquisition.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Exhibit Description
3.01	Certificate of Amendment to the Amended and Restated Certificate of Incorporation
3.02	Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: May 24, 2018	By:	/s/ Stephen Bené
Stephen Bené General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.01	Certificate of Amendment to the Amended and Restated Certificate of Incorporation
3.02	Amended and Restated Bylaws